Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Denis Corin, the President, Chief Executive Officer and Principal Executive Officer of TapImmune Inc., and Patrick A. McGowan, the Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director of TapImmune Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of GeneMax Corp., for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of TapImmune Inc.

Date:                      April 11, 2008.

/s/ “Denis Corin” _____________________________________ Denis Corin President, Chief Executive Officer and Principal Executive Officer Date: April 11, 2008.
/s/ “Patrick A. McGowan” _____________________________________ Patrick A. McGowan Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director Date: April 11, 2008.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TapImmune Inc. and will be retained by TapImmune Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
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